EXHIBIT (P)(3)


                               RHUMBLINE ADVISERS


                                 CODE OF ETHICS


                                  (June 2000)

                               TABLE OF CONTENTS

SECTION 1.  "RESTRICTED LIST" PERSONAL SECURITIES
            TRANSACTIONS ........................................3

SECTION 2.  RESTRICTIONS AND DISCOURAGED PERSONAL
            SECURITIES TRANSACTIONS .............................4

SECTION 3.  REPORTING ...........................................6

APPENDIX A. CERTIFICATE OF COMPLIANCE

APPENDIX B. POLICY STATEMENT CONCERNING INSIDER
            TRADING PROHIBITIONS

APPENDIX C. CLEARANCE FOR SALES OR PURCHASES FOR PERSONAL
            ACCOUNT OF SECURITIES WHICH ARE ON RESTRICTED
            LIST OR ARE NON-EXEMPT TRANSACTIONS.

APPENDIX D. RHUMBLINE ADVISERS PERSONNEL TRADING REPORT

SECTION 1:       "RESTRICTED LIST" PERSONAL SECURITIES
                              TRANSACTIONS

      RULE 1 Unless a transaction is an exempt transaction, as described below, for all employees or related person of RhumbLine trades a security that RhumbLine trades for its clients, the timing of such transaction must be reviewed by the Compliance Officer before the transaction is effected to insure that the trade does not adversely affect the account of any RhumbLine client. AN EXEMPT TRANSACTION is a trade or series of related trades of any individual security of an S&P 500 company involving less than $100,000, or a trade or series of related trades of any individual NASDAQ security (other than S&P 500 companies securities) involving less than $50,000, except as to any particular security or securities placed on a restricted list by the Compliance Officer, from time to time, as necessary to avoid potential impact on the account of any RhumbLine client. A series of related trades refers to a rolling sixth month period.

      Though it is highly unlikely that RhumbLine will engage in research or participate in offerings that generate material, non-public information, (due to the structural nature of indexing), the occasion may occur. Thus, RhumbLine's Director of Compliance must be consulted prior to any trading to insure that the security to be traded does not appear on the list. All RhumbLine employees are forbidden to trade any securities on this list with the following exceptions:

      1) Involuntary corporate actions (i.e. - mandatory mergers, stock dividends, spin-offs)

      2) Regular dividend reinvestment programs provided that they run directly by the company.

      3) Transactions by a trust in which RhumbLine employee (or a member of his immediate family) holds a beneficial interest, but for which the employee has no direct or indirect influence or control with respect to the selection of investments are involuntary transactions. In addition, these transactions do not fall within the definition of "personal securities transactions." Consultation with the Compliance Officer is required prior to all trading. Should the security appear on the restricted list or be a non-exempt transaction, the appropriate form must be executed prior to trading. This form appears in Appendix C.

SECTION 2: RESTRICTIONS AND DISCOURAGED PERSONAL SECURITIES
           TRANSACTIONS

      RULE 1 RhumbLine employees are strongly discouraged from engaging in short sales and naked option transactions for their personal accounts.

      EXCEPTIONS None.

      COMMENT Short sales and naked option transactions by a RhumbLine employee for his personal account are particularly dangerous, because a RhumbLine employee may be prevented by the restrictions in this Code of Ethics or the Policy Statements from "covering" the short sale or naked option at the appropriate time. All employees should keep in mind the limitations on their personal securities trading imposed by this Code and the Policy Statements when contemplating such an investment strategy. Engaging in short sales and naked options transactions on the basis of material, nonpublic information is prohibited. See Appendix B. Policy Statement Concerning Insider Trading Prohibitions.

      RULE 2 RhumbLine employees are strongly discouraged from engaging in excessive short-term trading for their personal accounts.

      EXCEPTIONS None.

      COMMENTS 1. Although a RhumbLine employee's short-term trading may not itself constitute a conflict of interest with RhumbLine clients, RhumbLine believes that its clients' confidence in RhumbLine will be enhanced and that the likelihood of RhumbLine's achieving better investment results for its clients over the long term will be increased if RhumbLine employees rely on their investment-as opposed to trading-skills in transactions for their own account. Moreover, short-term trading by a RhumbLine employee for his or her own account diverts an employee's attention from the task of servicing RhumbLine clients, and increases the possibilities for transactions that are in actual or apparent conflict with RhumbLine client transactions.

      RULE 3 No portfolio manager shall cause a RhumbLine client to take action for the portfolio manager's own personal benefit.

      EXCEPTIONS None.

      COMMENTS 1. A portfolio manager who engages in trading particular securities for a RhumbLine client account in order to support the price of securities in his personal account, or who "front runs" a RhumbLine client order is in violation of this Rule. Portfolio managers should be aware that this Rule is not limited to personal transactions in securities.

                 Thus, a portfolio manager who "front runs" a RhumbLine client purchase or sale of obligation of the U.S. government is in violation of this Rule, although U.S. government obligations are excluded from the definition of "security."

                 2. This rule is not limited to instances when a portfolio manager has malicious intent. It also prohibits conduct that creates an appearance of impropriety. Portfolio managers who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior written determination from the Director of Compliance.

     RULE 4 With regard to initial public offerings and private placements, investment personnel of RhumbLine shall obtain express prior written approval from the Compliance Officer for any direct or indirect acquisition of a beneficial interest in securities in an initial public offering or a private placement. The Compliance Officer in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the clients of RhumbLine and whether such opportunity is being offered to such investment personnel by virtue of his or her position with RhumbLine, and, after authorization to acquire securities in an initial public offering or private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by RhumbLine for investment in that issuer. "Investment Personnel" shall mean any employee of RhumbLine or of any company in a control relationship to RhumbLine who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by RhumbLine or any other client of RhumbLine or whose functions relate to any recommendation with respect to such purchases or sales and any natural person in a control relationship with RhumbLine who obtains information regarding the purchase or sale of securities.

SECTION 3: REPORTING

     RULE 1 All employees who have access to client investment information, are required to submit a quarterly transaction report no later than 10 days after the end of the calendar quarter. Copies of the brokerage confirmations or monthly account statements from the brokerage, dealer, or bank maintaining your securities account must be attached.

     RULE 2 Should an exemption to restricted trading be required, the appropriate form must be completed and signed by the Compliance Officer prior to trading.

     RULE 3 Every new employee of RhumbLine must provide the Compliance Officer an initial annual holdings report for their personal portfolio as of the date of commencement of employment. In addition, by January 15th of the following year and every year thereafter that they are employed by RhumbLine, an annual holdings report from the previous year must also be provided to the Director of Compliance. Any employee that started with RhumbLine prior to January 1, 2000 must provide the Compliance Officer with its annual holdings from the previous year by September 1, 2000. In addition they will be required to provide by January 15th of the next year an annual holdings report from the previous year as long as RhumbLine employs them.

     EXCEPTIONS  None.

IMPLEMENTATION All employees required to file such a report will receive a blank form at the end of the quarter from the Compliance Officer. The form will specify the information to be reported.

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                     APPENDIX A:  CERTIFICATE OF COMPLIANCE

     TO:  RhumbLine Director of Compliance


                                  CERTIFICATE
                                  -----------


     I have read, understood and will comply with the provisions of the RhumbLine Code of Ethics, including the Code's Policy Statement
Concerning Insider Trading Prohibitions.


     ---------------------------        ------------------------------
     (Date)                             (Employee Signature)

                          APPENDIX B:  INSIDER TRADING

                                    PREAMBLE

     RhumbLine has always forbidden trading on material nonpublic information ("inside information") by its employees. New and tougher federal laws make it important for RhumbLine to restate that prohibition in the strongest possible terms, and to establish, maintain and enforce written policies and procedures to prevent the misuse of material nonpublic information.

     Unlawful trading while in possession of inside information in breach of a duty can be made a crime. Today, federal law provides that an individual convicted of trading on inside information go to jail for some period of time. There is also significant monetary liability for an inside trader; the Securities and Exchange commission can seek a court order requiring a violator to pay back profits, and penalties of up to three times those profits. In addition, private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only one subject to liability. In certain cases, "controlling persons" of the inside traders (including supervisors of inside traders or RhumbLine itself) can be liable for large penalties.

     Section 1 of this Policy Statement contains rules concerning inside information.
     Section 2 contains a discussion of what constitutes unlawful insider trading.

     Neither material nonpublic information nor unlawful insider trading is easy to define. Section 2 of this Policy Statement gives a general overview of the law in this area. However, the legal issues are complex and must be resolved by the Director of Compliance. If an employee has any doubt as to whether he has received material nonpublic information, he must consult with the Director of Compliance prior to using that information in connection with purchase or sale of security, or communicating the information to others. If an employee has failed to consult the Director of Compliance, RhumbLine will not excuse employee misuse of inside information on the grounds that the employee claims to have been confused about this Policy Statement or the nature of the information in his possession.

     If RhumbLine determines, in its sole discretion, that an employee has failed to abide by this Policy Statement, or has engaged in conduct that raises a significant question concerning insider trading, he will be subject to disciplinary action, which will include termination of employment.

     THERE ARE NO EXCEPTIONS TO THIS POLICY STATEMENT AND NO ONE IS EXEMPT.

          SECTION 1. RULES CONCERNING INSIDE INFORMATION

     RULE 1 No RhumbLine employee shall purchase or sell any security listed on the Restricted List for his personal account.

     IMPLEMENT-
     ATION When an employee contacts the Director of Compliance seeking clearance for a personal securities transaction, the Compliance Officer responds as to whether a security appears on the Restricted List.

     COMMENT This rule is designed to prohibit any employee from trading a security while RhumbLine may have inside information concerning that security or the issuer. Every trade is subject to this Rule.

     RULE 2 No RhumbLine employees shall purchase or sell any security, either. For a personal account or for the account of a RhumbLine clients, while in possession of material nonpublic information concerning that security or the issuer, without the prior written approval of the Director of Compliance.

     IMPLEMENT-
     ATION In order to obtain prior written approval of the Director of Compliance, a RhumbLine employee should follow the reporting steps prescribed in Rule 3.

     COMMENTS       1.   Rule 1 concerns the conduct of an employee when
                    RhumbLine possesses material nonpublic information. Rule 2 concerns the conduct of an employee who himself possesses material nonpublic information about a security that is not yet on the Restricted List.

                    2. If an employee has any question as to whether informationhe possesses is material and/or nonpublic information, he must contact the Director of Compliance in accordance with Rule 3 prior to purchasing or selling any security related to the information or communicating the information to others. The Director of Compliance shall have the sole authority to determine what constitutes material nonpublic information for the purposes of this Policy Statement. An employee's mistaken belief that the information was not material nonpublic information will not excuse a violation of this Policy Statement

     RULE 3 Any RhumbLine employees who believes he may have received material nonpublic information concerning that security or the issuer shall immediately report the information to the Director of Compliance and to no one else. After reporting the information, the RhumbLine employee shall comply strictly with Rule 2 by not trading in the security without the prior written approval of the Director of Compliance and shall: (a) take precautions to ensure the continued confidentiality of the information; and (b) refrain from communicating the information in question to any person.

                     SECTION 2. OVERVIEW OF INSIDER TRADING

     A.   Introduction

     This section of the Policy Statement provides guidelines for employees as to what may constitute inside information. It is possible that in the course of his employment, and employee may receive inside information. No employee should misuse that information, either by trading for his own account or by communicating the information to others.

     B.   What constitutes unlawful insider trading?

     The basic definition of unlawful insider trading is trading on material, nonpublic information (also called "inside information") by an individual who has a duty not to "take advantage" of the information. What does this definition really mean? The following sections help explain the definition.

          1.   What is material information?

     Trading on inside information is not a basis for liability unless the information is material. Information is "material" if a reasonable person would attach importance to the information in determining his course of action with respect to a security. Information which is reasonably likely to affect the price of a company's securities is "material," but effect on price is not the sole criterion for determining materiality. Information that employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, reorganization, recapitalization, asset sales, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant contracts and extraordinary management developments.

     Material information does not have to relate to a company's business. For example, a court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found
                                             -----------------------
criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal's "Heard on the Street column and whether
                              ---------
those reports would be favorable or not.

          2.   What is nonpublic information?

     Information is nonpublic until it has been effectively communicated to, and absorbed by, the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in
Dow Jones, Reuters Economic Services, The Wall Street Journal or other
------------------------------------
publications of general circulation would be considered public.

          3. Who has a duty not to "take advantage" of inside information? Unlawful insider trading occurs only if there is a duty not to "take advantage" of material nonpublic information. Generally, a lawyer must answer questions as to whether a duty exists.

     a. Insider and Temporary Insiders. Corporate "insiders" have a duty not to take advantage of inside information. The concept of "insider" is broad. It includes officers, directors and employees of a corporation. In addition, a person can be a "temporary insider" if he enters into a special confidential relationship with a corporation and as a result is given access to information considered to be confidential.

APPENDIX C:    CLEARANCE FOR SALES OR PURCHASES FOR PERSONAL ACCOUNT OF
               SECURITIES WHICH ARE ON RESTRICTED LIST OR ARE NON-EXEMPT
               TRANSACTIONS.

TO:       Director of Compliance

FROM:
          -------------------------

DATE:
          -------------------------

RE:       Personal Securities Transaction of
                                             ------------------------------

---------------------------------------------------------------------------

          This serves as prior written approval of the personal securities transaction described below:

          NAME OF PORTFOLIO MANAGER CONTEMPLATING PERSONAL
          TRADE:

          SECURITY TO BE TRADED:

          AMOUNT TO BE TRADED:



(Please attach additional sheets if necessary.)

                                             APPROVED:
                                                      -------------------------

                                             DATE:
                                                  -----------------------------

                                   APPENDIX D

                   RHUMBLINE ADVISERS PERSONAL TRADING REPORT


Name:                                     Quarter ending:
      -----------------------------                       ----------------

Please list all security transactions for yourself or family members that you executed over the past quarter AND attach a copy of each confirmation statement from each broker.

                                                           Cost
Date  Security  Buy/Sell   Shares    Description   Price   Total   Broker

----  --------  --------   ------    -----------   -----   -----   ------

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----  --------  --------   ------    -----------   -----   -----   ------

----  --------  --------   ------    -----------   -----   -----   ------

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----  --------  --------   ------    -----------   -----   -----   ------

----  --------  --------   ------    -----------   -----   -----   ------

----  --------  --------   ------    -----------   -----   -----   ------

During the quarter referred to above, the following transactions were effected in securities which are required to be reported by RhumbLine's Code of Ethics and Rule 17j-1 of the Investment Company Act of 1940.

I      did     did not do any security trading during the past three months.
  ---      ----

Signature:                              Date:
           ---------------------------       ----------

                                  DEVCAP TRUST
                               ACCESS PERSON LIST

               FOR THE CALENDAR QUARTER ENDED SEPTEMBER 30, 2000


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  ACCESS PERSON         FORM SENT       RESPONSE RECEIVED      TRANSACTIONS
                                                                 COMPARED
----------------------------------------------------------------------------
JD NELSON

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WAYNE T. OWEN

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EDWIN EK

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DENISE A.
D'ENTREMONT

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KIM R. MCCANT

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JULIE LIND

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STEPHEN L. SEXENY

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BRENDA H.
SCHOFIELD

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GUERGANA LAZAROVA


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THOMAS CASSIDY

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